UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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☒	Soliciting Material under §240.14a-12

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

(Name of Registrant as Specified in its Charter)

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Rocky Mountain Chocolate Factory, Inc. issued the following press release on June 17, 2022:

ROCKY MOUNTAIN CHOCOLATE FACTORY CEO INTRODUCES

“50 VISITS IN 50 WEEKS” LISTENING TOUR

DURANGO, CO / June 17, 2022 / Rocky Mountain Chocolate Factory, Inc. (NASDAQ:RMCF) (the "Company" or "RMCF"), today announced that Chief Executive Officer Rob Sarlls has launched a “50 Visits in 50 Weeks” listening tour, during which he will meet directly with at least 50 of the Company’s 325 franchisees each year. Sarlls formulated the concept shortly after being named CEO last month. Enroute to company headquarters in Durango, he made scheduled stops at several franchised stores in the central and southwestern U.S.

"Our franchise owners greatly appreciated my taking the time, very early in my tenure, to meet with them at their stores. They eagerly provided me with frank input of the struggles, challenges, and most importantly, successes of the last several years. All of them were deservedly proud and eager to show me their operations, and introduce me to their hardworking staff members as well as new and longstanding customers," Sarlls said.

"I found that although each store faces different market circumstances, each also shares a strong dedication to delivering a quality experience to all customers. It no doubt reflects why the Company was recently ranked Number One in the Chocolate and Candy Store category in Newsweek's list of “America's Best Retailers for 2022'."

The Company will recognize franchise resilience, and look towards its next era of growth and success, at its biannual National Franchise Convention in Indio, CA in September. The three-day event themed "Connect. Collaborate. Celebrate." will provide franchise store owners, managers, and corporate staff the opportunity to gather to exchange ideas. The convention will also highlight franchisee perseverance during unprecedented pandemic circumstances and honor their efforts in navigating these challenges with a variety of awards. The event will offer networking activities and a variety of educational seminars to empower franchisees to leverage the Company’s brand value proposition and vision for the future of the business.

About Rocky Mountain Chocolate Factory, Inc.
Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate, confection and self-serve frozen yogurt stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. The Company, its subsidiaries and its franchisees and licensees operate more than 325 Rocky Mountain Chocolate Factory and self-serve frozen yogurt stores across the United States, South Korea, Qatar, the Republic of Panama, and The Republic of the Philippines. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Forward-Looking Statements
This press release includes statements of the Company's expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The nature of the Company's operations and the environment in which it operates subjects it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this press release may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," “prospects,” “build” or similar expressions. Factors which could cause results to differ include, but are not limited to: the impacts of the COVID-19 pandemic and global economic conditions on the Company's business, including, among other things, disruptions to our supply chain, including, but not limited to, raw materials and freight costs, the availability of qualified labor, online sales, factory sales, retail sales and royalty and marketing fees, the Company's liquidity, the Company's cost cutting and capital preservation measures, achievement of the anticipated potential benefits of the strategic alliance with Edible Arrangements®, LLC and its affiliates (“Edible”), the ability to provide products to Edible under the strategic alliance, Edible's ability to increase the Company's online sales through the agreements with Edible, the outcome of any legal proceedings involving the Company, including, but not limited to, the legal proceedings initiated against Immaculate Confections, the operator of RMCF locations in Canada, changes in the confectionery business environment, seasonality, consumer interest in the Company's products, general economic conditions, the success of the Company's frozen yogurt business, receptiveness of the Company's products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of the Company's co- branding strategy, the success of international expansion efforts and the effect of government regulations. Government regulations which the Company and its franchisees and licensees either are, or may be, subject to and which could cause results to differ from forward-looking statements include, but are not limited to, local, state, and federal laws regarding health, sanitation, safety, building and fire codes, franchising, licensing, employment, manufacturing, packaging and distribution of food products and motor carriers. For a detailed discussion of the risks and uncertainties that may cause the Company's actual results to differ from the forward-looking statements contained herein, please see the section entitled "Risk Factors" contained in Item 1A. of the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2022. Additional factors that might cause such differences include, but are not limited to: the length and severity of the current COVID-19 pandemic and its effect on among other things, factory sales, retail sales, royalty and marketing fees and operations, the effect of any governmental action or mandated employer-paid benefits in response to the COVID-19 pandemic, and the Company's ability to manage costs and reduce expenditures in the current economic environment and the availability of additional financing if and when required. These forward-looking statements apply only as of the date hereof. As such they should not be unduly relied upon for more current circumstances. Except as required by law, the Company undertakes no obligation to release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.

Important Additional Information and Where to Find It

RMCF intends to file a proxy statement on Schedule 14A, an accompanying proxy card and other relevant documents with the Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from RMCF stockholders for RMCF’s 2022 Annual Meeting of Stockholders. RMCF STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ RMCF’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders may obtain a copy of the definitive proxy statement, an accompanying proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by RMCF with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “SEC Filings” section of the of RMCF’s Investor Relations website at www.rmcf.com/Investor-Relations.aspx or by contacting RMCF’s Investor Relations department at (970) 259-0554, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

RMCF, its directors and certain of its executive officers are participants in the solicitation of proxies from RMCF stockholders in connection with matters to be considered at the Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise in RMCF, of RMCF’s directors and executive officers, is included in RMCF’s Proxy Statement on Schedule 14A for its 2021 Annual Meeting of Stockholders, filed with the SEC on September 9, 2021, and other filings of the Company and its directors and certain of its executive officers with the SEC from time to time. Changes to the direct or indirect interests of RMCF’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in RMCF will be set forth in the Proxy Statement for RMCF’s 2022 Annual Meeting of Stockholders and other relevant documents to be filed with the SEC, if and when they become available.